Exhibit 99.1

News Release

Media Inquiries	Investor Inquiries
Bill Price	John DeBono
908-582-4820 (office)	908-582-7793 (office)
201-214-5123 (mobile)	debono@lucent.com
williamprice@lucent.com

Joan Campion	Dina Fede
908-582-5832 (office)	908-582-0366 (office)
201-761-9384 (mobile)	fede@lucent.com
joancampion@lucent.com
LUCENT TECHNOLOGIES REPORTS RESULTS FOR THE FIRST QUARTER OF FISCAL 2006
•	Records net loss of $104 million, or 2 cents per share, for the quarter
•	Net loss includes a charge of $278 million, or about 6 cents per share, related to previously disclosed Winstar judgment
•	Posts revenues of $2.05 billion for the quarter
FOR IMMEDIATE RELEASE: TUESDAY, JAN. 24, 2006
     MURRAY HILL, N.J. — Lucent Technologies (NYSE: LU) today reported results for the first quarter of fiscal 2006, which ended Dec. 31, 2005, in accordance with U.S. generally accepted accounting principles (GAAP). For the quarter, Lucent reported a net loss of $104 million, or 2 cents per share. These results compare with net income of $372 million, or 7 cents per diluted share, in the fourth quarter of fiscal 2005, and net income of $174 million, or 4 cents per diluted share, in the year-ago quarter.
     The first quarter’s loss included a charge of $278 million, or about 6 cents per share, for a bankruptcy court judgment related to litigation between Lucent and the trustee for Winstar Communications. This judgment is being appealed to the U.S. District Court in Delaware. In the fourth quarter of fiscal 2005, tax items and certain other significant items had a positive impact of $128 million, or about 2 cents per diluted share. Significant items had a negative impact of $22 million, or less than 1 cent per diluted share, in the year-ago quarter.1

     The company reported revenues of $2.05 billion in the quarter, a decrease of 16 percent sequentially and a decrease of 12 percent from the year-ago quarter. The company’s revenues were $2.43 billion in the fourth quarter of fiscal 2005 and $2.34 billion in the year-ago quarter.
EXECUTIVE COMMENTARY
     “This quarter, despite the decline in revenue, we maintained a solid gross margin performance due to our continued focus on simplifying our operations and diligently managing our cost structure,” said Lucent Technologies Chairman and CEO Patricia Russo. “Based on the review of our expectations for fiscal 2006 and ongoing interactions with our customers, we are confident that our revenue performance will be much stronger for the remainder of the year.
     “We have continued to strengthen our position in next-generation networks this quarter by winning three more IMS contracts, and we are conducting an extensive lab trial with Verizon on a wide range of elements from our IMS solution,” said Russo. “We continue to pursue those market opportunities that align with our strengths and investments in IMS, 3G mobile networks, services, next-generation optical and access, and applications.”
     “As we previously stated, we now expect Lucent’s annual revenues for fiscal 2006 to be essentially flat or increase on a percentage basis in the low-single digits for the year,” said Lucent Technologies Chief Operating and Financial Officer Frank D’Amelio. “As always, we will continue to look for ways to profitably grow the business and expand our customer base, while improving our productivity.”
GROSS MARGIN AND OPERATING EXPENSES
     Gross margin for the first quarter of fiscal 2006 was 42 percent of revenues as compared with 46 percent in the fourth quarter of fiscal 2005 and 42 percent in the year-ago quarter.
     Operating expenses for the first quarter of fiscal 2006 were $940 million as compared with $810 million for the fourth quarter of fiscal 2005 and $665 million in the year-ago quarter. Operating expenses in the first quarter of fiscal 2006 included a $278 million charge related to the judgment in the Winstar litigation.
     The net pension and postretirement benefit credit for the first quarter was $104 million, compared with $185 million in the fourth quarter of fiscal 2005 and $175 million in the year-ago quarter.

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BALANCE SHEET UPDATE
     As of Dec. 31, 2005, Lucent had $4.38 billion in cash and marketable securities, a decrease of $550 million from the quarter ended Sept. 30, 2005. The decrease was primarily driven by the payment of the company’s fiscal 2005 employee incentive awards and, to a lesser extent, an increased use of working capital.2
REVIEW OF OPERATIONS — THREE MONTHS ENDED DEC. 31, 2005
     On a sequential basis, revenues in the United States decreased 11 percent to $1.3 billion, and revenues outside the United States decreased 23 percent to $704 million. Compared with the year-ago quarter, U.S. revenues decreased by 7 percent and revenues outside the United States decreased by 20 percent.
     Beginning this quarter, Lucent is reporting under a new segment structure, which is organized around its respective products and services. The reportable segments are as follows:
•	Mobility Access and Applications Solutions, which includes CDMA, UMTS, WiMax and applications.
•	Multimedia Network Solutions, which includes optical, access and data networking.
•	Converged Core Solutions, which includes both legacy voice and next-generation IMS/VoIP core products.
•	Services, which includes maintenance, deployment and network transformation services such as professional and managed services, as well as network operations software.
     Revenues and operating income for these segments are included in Exhibit D in the accompanying financial reporting package.
FIRST FISCAL QUARTER 2006 HIGHLIGHTS
     Lucent made several significant announcements this quarter related to key technologies for next-generation networks, including IMS, 3G mobile networks, services, next-generation access and optical, and applications.
IMS: Lucent made strong progress in the delivery of IP Multimedia Subsystem (IMS)-based next-generation applications and services, and announced the following wins:
•	Cingular Wireless will use Lucent’s comprehensive IMS solution, enabling the rapid development and launch of new personalized voice, video, data and multimedia services.

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•	Lucent also was chosen by the new AT&T (formerly SBC Communications) to help integrate wireline and wireless services for next-generation Internet protocol (IP)-based services.
•	BellSouth also selected elements from Lucent’s IMS-based solution, including network integration and technical support, to be the platform for BellSouth’s voice over IP (VoIP) service for residential customers in its nine-state territory.
3G Mobile Networks: Lucent continued to build on its leadership position in the delivery of third-generation (3G) mobile networking solutions, announcing new CDMA2000® 1xEV-DO networks with:
•	Movistar, a leading mobile network operator in Venezuela.
•	Telus Mobility, a Canadian wireless carrier.
•	Bahamas Telecommunications Company Limited (BTC), the islands’ leading wireless telecommunications operator.
Services: Lucent services solutions were components of 13 contracts announced around the world during the first quarter, including:
•	A new contract with Fastfiber, a fiber bandwidth provider, to supply Lucent’s managed services solution, including design, installation, integration and network maintenance to support Fastfiber’s “fiber-to-the-business” network in the Netherlands.
•	Verizon was the first customer to announce it was using Lucent’s new Hosted Secure E-mail, a fully hosted and managed service based on Lucent’s alliance with Sun Microsystems and Echoworx, which provides a new e-mail security service.
VoIP and Core Networks: Lucent continued to deliver network solutions that lay the foundation for offering advanced multimedia communication services for consumer and enterprise customers.
•	After having been selected as a preferred bidder, Lucent signed a contract to supply the core elements of BT’s 21st Century IP Global Network, as well as deployment and maintenance support, which will enable BT to offer customers a diverse set of feature-rich services, including voice, broadband, Ethernet, virtual private networking (VPN) services and IP VPN.
•	Lucent VoIP solutions were chosen by KT, South Korea’s largest communications provider, to deliver the Lucent Feature Server — a platform delivering applications such as Hosted PBX, IP Centrex and Voice VPN.
Next-generation Access: Lucent announced the Multimedia Access Platform, an IP-based solution that enables service providers to profitably deliver high bandwidth video/IPTV, VoIP and multimedia services on a mass-market scale. The new platform, developed by Bell Labs, is one of the industry’s first products to support digital subscriber line (DSL) services, fiber to the home or premise (FTTx) and WiMAX wireless broadband in a single frame.
Applications: Lucent continued to demonstrate its expertise in next-generation applications for delivery of the communications services that end users demand. During the quarter, Lucent announced that Verizon Wireless joined a list of customers worldwide that are using Lucent’s

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MiRingBack application across its network nationwide to support the company’s popular Ringback Tone service, which enables subscribers to select from a wide variety of chart topping music or other audio content to play to incoming callers while they are waiting on the line for their call to be answered.
     The quarterly earnings conference call will take place today at 8:30 a.m. EST and be broadcast live over the Internet at http://www.lucent.com/investor. It will be maintained on the site for replay through Tuesday, Jan. 31, 2006.
     Lucent Technologies designs and delivers the systems, services and software that drive next-generation communications networks. Backed by Bell Labs research and development, Lucent uses its strengths in mobility, optical, software, data and voice networking technologies, as well as services, to create new revenue-generating opportunities for its customers, while enabling them to quickly deploy and better manage their networks. Lucent’s customer base includes communications service providers, governments and enterprises worldwide. For more information on Lucent Technologies, which has headquarters in Murray Hill, N.J., USA, visit www.lucent.com.
This press release contains statements about future performance, events or developments, which are also known as “forward-looking statements.” Forward-looking statements are based on current expectations, estimates, forecasts and projections about us, our future performance and the industries in which we operate as well as on our management’s assumptions and beliefs. Statements that contain words like “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates” or variations of such words and similar expressions are forward-looking statements. Since they relate to future developments, results or events, these statements are highly speculative and involve risks, uncertainties and assumptions that are difficult to assess. You should not construe any of these statements as a definitive or invariable expression of what will actually occur or result. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the risks and uncertainties include: our ability to operate effectively in a highly competitive industry with many participants; our ability to keep pace with technological advances and correctly identify and invest in the technologies that become commercially accepted; our reliance on a small number of key customers; fluctuations in the telecommunications market; the pricing, cost and other risks inherent in our long-term sales agreements; exposure to the credit risk of our customers; our reliance on two contract manufacturers to supply most of the products we sell; the social, political and economic risks of our foreign operations; the costs and risks associated with our pension and postretirement benefit obligations; the complexity of our products; changes to existing regulations or technical standards; existing and future litigation; our ability to protect our intellectual property rights and exposure to infringement claims by others; and compliance with environmental, health and safety laws. For a description of these and some other risks and uncertainties, you should read the reports we have filed with the Securities and Exchange Commission, including periodic reports on Forms 10-K, 10-Q and 8-K. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements we make, even if new information, future events, changes in assumptions or any other reason would alter those statements.

[1]	Details on the significant items impacting results are available in Exhibit E in the accompanying financial reporting package.

[2]	Changes in working capital requirements include the impact of changes in receivables, inventories and contracts in process, accounts payable and deferred revenue.
# # #

LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
Index to Exhibits

Exhibit A	Consolidated statements of operations for the three months ended December 31, 2005, September 30, 2005 and December 31, 2004

Exhibit B	Consolidated balance sheets as of December 31, 2005 and September 30, 2005

Exhibit C	Consolidated statements of cash flows for the three months ended December 31, 2005, September 30, 2005 and December 31, 2004

Exhibit D	Segment information and reconciliation of basic to diluted EPS

Exhibit E	Significant items, stock based compensation expense and pension and postretirement benefits

Exhibit A
LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; amounts in millions, except per share amounts)

	Three months ended
	December 31, 2005	September 30, 2005	December 31, 2004
REVENUES
Products	$1,507	$1,838	$1,787
Services	540	593	548

Total revenues	2,047	2,431	2,335

COSTS
Products	804	902	950
Services	392	416	401

Total costs	1,196	1,318	1,351

Gross margin	851	1,113	984
Gross margin %	42%	46%	42%

OPERATING EXPENSES
Selling, general and administrative, before bad debt and customer financing	663	494	396
Provision for (recovery of) bad debt and customer financing	(7)	6	(11)

Selling, general and administrative	656	500	385
Research and development	283	319	279
Business restructuring	1	(9)	1

Total operating expenses	940	810	665
Operating income (loss)	(89)	303	319
Other income, net	84	65	(46)
Interest expense	83	82	89

Income (loss) before income taxes	(88)	286	184
Income taxes	16	(86)	10

Net income (loss)	$(104)	$372	$174

Basic earnings (loss) per share	$(0.02)	$0.08	$0.04
Diluted earnings (loss) per share	$(0.02)	$0.07	$0.04

Weighted average number of common shares outstanding — basic	4,452	4,445	4,403

Weighted average number of common shares outstanding — diluted	4,452	5,261	4,998

Exhibit B
LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; amounts in millions, except per share amounts)

	December 31,	September 30,
	2005	2005
Assets:
Cash and cash equivalents (a)	$1,504	$2,410
Marketable securities (a)	650	357
Receivables, less allowances of $87 and $84, respectively	1,430	1,395
Inventories	766	731
Other current assets	630	690

Total current assets	4,980	5,583
Marketable securities (a)	2,226	2,163
Property, plant and equipment, net	1,256	1,295
Prepaid pension costs	6,168	6,010
Goodwill and other acquired intangibles, net	415	419
Other assets	912	930

Total assets	$15,957	$16,400

Liabilities:
Accounts payable	$772	$769
Payroll and benefit-related liabilities	776	1,095
Debt maturing within one year	368	368
Other current liabilities	1,687	1,588

Total current liabilities	3,603	3,820
Postretirement and postemployment benefit liabilities	4,749	4,751
Pension liabilities	1,402	1,423
Long-term debt	5,049	5,066
Other liabilities	859	965

Total liabilities	15,662	16,025
Commitments and contingencies

Shareowners’ equity:
Common stock (b)	45	45
Additional paid-in capital	23,556	23,513
Accumulated deficit	(19,712)	(19,608)
Accumulated other comprehensive loss	(3,594)	(3,575)

Total shareowners’ equity	295	375

Total liabilities and shareowners’ equity	$15,957	$16,400

(a)	Cash and cash equivalents and marketable securities amounted to $4,380 and $4,930 as of December 31, 2005 and September 30, 2005, respectively.

(b)	$0.01 per share par value; 10,000 authorized shares; 4,469 issued and 4,459 outstanding as of December 31, 2005, 4,457 issued and 4,447 outstanding as of September 30, 2005.

Exhibit C
LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; $ in millions)

	Three months ended
	December 31, 2005	September 30, 2005	December 31, 2004
Operating Activities
Net income (loss)	$(104)	$372	$174

Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	127	142	165
Deferred income taxes	(2)	(71)	—
Pension credit	(167)	(243)	(242)
Other adjustments for non-cash items	(18)	13	84
Changes in operating assets and liabilities:
Receivables	41	(86)	86
Inventories and contracts in process	(15)	107	1
Accounts payable	(80)	(5)	(93)
Deferred revenue	(136)	(173)	(107)
Other operating assets and liabilities	(169)	961	(392)

Net cash (used in) provided by operating activities	(523)	1,017	(324)

Investing Activities
Capital expenditures	(30)	(76)	(34)
Maturities, sales and purchases of marketable securities	(357)	(120)	(695)
Other investing activities	—	(3)	—

Net cash used in investing activities	(387)	(199)	(729)

Financing Activities
Repayment of long-term debt	(15)	(128)	(21)
Issuance of common stock	20	5	55
Other financing activities	—	(4)	(2)

Net cash provided by (used in) financing activities	5	(127)	32
Effect of exchange rate changes on cash and cash equivalents	(1)	(5)	23

Net (decrease) increase in cash and cash equivalents	(906)	686	(998)
Cash and cash equivalents at beginning of period	2,410	1,724	3,379

Cash and cash equivalents at end of period	$1,504	$2,410	$2,381

Exhibit D
LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
SEGMENT INFORMATION* AND RECONCILIATION OF BASIC TO DILUTED EPS
(Unaudited; $ in millions, except per share amounts)

	Three months ended
	December 31,	September 30,	December 31,
	2005	2005	2004
Total Revenues
Mobility Access and Applications Solutions	$945	$1,084	$1,170
Multimedia Network Solutions	395	470	366
Converged Core Solutions	145	236	233
Services	540	593	548

Reportable segments	2,025	2,383	2,317
Other	22	48	18

Total revenues	$2,047	$2,431	$2,335

U.S. Revenues
Mobility Access and Applications Solutions	$763	$813	$874
Multimedia Network Solutions	166	199	139
Converged Core Solutions	70	111	111
Services	322	343	308

Reportable segments	1,321	1,466	1,432
Other	22	48	18

Total U.S. revenues	$1,343	$1,514	$1,450

Non-U.S. Revenues
Mobility Access and Applications Solutions	$182	$271	$296
Multimedia Network Solutions	229	271	227
Converged Core Solutions	75	125	122
Services	218	250	240

Reportable segments	704	917	885
Other	—	—	—

Total non-U.S. revenues	$704	$917	$885

Operating income
Mobility Access and Applications Solutions	$317	$407	$422
Multimedia Network Solutions	45	93	20
Converged Core Solutions	—	16	(9)
Services	89	104	76

Total segment income	451	620	509
(Provision for) recovery of bad debt and customer financing	7	(6)	11
Business restructuring	(1)	9	(1)
Other	(546)	(320)	(200)

Total operating income (loss)	$(89)	$303	$319

Additional Multimedia Network Solutions Revenue Information
Data and access	$194	$209	$160
Optical networking	201	261	206

Total Multimedia Network Solutions revenues	$395	$470	$366

*	Segment information for periods prior to fiscal 2006 was reclassified to conform to the current period’s presentation. The reclassified information for those periods not presented will be available on our investor relations website.

Reconciliation of basic to diluted EPS:	Three months ended
	December 31,	September 30,	December 31,
	2005	2005	2004
Net income (loss) — basic	$(104)	$372	$174
Adjustment for dilutive securities on net income (loss):
Interest expense for 2.75% convertible securities	—	11	11
Interest expense for 8.00% convertible securities	—	10	—

Net income (loss) — diluted	$(104)	$393	$185

Weighted average number of shares outstanding — basic	4,452	4,445	4,403
Effect of dilutive securities:
Stock options	—	54	77
Warrants	—	17	11
2.75% convertible securities	—	570	507
8.00% convertible securities	—	175	—

Weighted average number of shares outstanding — diluted	4,452	5,261	4,998

EPS:
Basic	$(0.02)	$0.08	$0.04
Diluted	$(0.02)	$0.07	$0.04
Certain securities have been excluded from the above calculations for all periods presented because the effect of adjusting net income for the related interest and the number of common shares for which they would be converted or redeemed was antidilutive.

Exhibit E
LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
SUMMARY OF SIGNIFICANT ITEMS IMPACTING RESULTS,
STOCK BASED COMPENSATION EXPENSE, PENSION AND POSTRETIREMENT BENEFITS
(Unaudited; $ in millions, except per share amounts)

	Three months ended
	December 31,	September 30,	December 31,
	2005	2005	2004
Winstar judgment	$(278)	$—	$—
Shareowner settlement	—	—	(71)
Payroll related liability reversal	N/S	—	40
Recovery of bad debt and customer financing	N/S	—	11
Business restructuring	N/S	9	(1)
Early extinguishment of debt obligations	N/S	(2)	(1)
Discrete income tax items	N/S	121	—

Total	$(278)	$128	$(22)

Per share impact — basic	$(0.06)	$0.03	$(0.00)

Per share impact — diluted.	$(0.06)	$0.02	$(0.00)

N/S — Current period amounts are not presented as they are not significant.

The above significant items impacting results were reflected in:
Gross margin	$—	$—	$12
Operating expenses	(278)	9	38
Other income (expense), net	—	—	(72)
Income taxes	—	119	—

Net income	$(278)	$128	$(22)

Stock based compensation expense*
Costs	$3	$—	$—
Selling, general and administrative	13	4	8
Research and development	8	1	1

Total stock based compensation expense	$24	$5	$9

* Current period amounts include the impact of expensing stock options as a result of adopting SFAS 123R effective October 1, 2005.

Pension and postretirement benefits
Pension benefit credit	$(167)	$(243)	$(242)
Postretirement benefit cost	63	58	67

Net pension and postretirement benefit credit	$(104)	$(185)	$(175)